As filed with the Securities and Exchange Commission on February 26, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LEXAR MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0723123
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Lexar Media, Inc.

47421 Bayside Parkway

Fremont, California 94538

(Address of Principal Executive Offices, including Zip Code)

2000 Equity Incentive Plan

2000 Employee Stock Purchase Plan

(Full Titles of the Plans)

Brian T. McGee

Vice President, Finance and Chief Financial Officer

Lexar Media, Inc.

47421 Bayside Parkway

Fremont, California 94538

(510) 413-1200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Dennis R. DeBroeck, Esq.

Scott J. Leichtner, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041 (650) 988-8500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value	4,682,326	(1)	$13.31	(2)	$62,321,759	$7,897

(1)	Includes 3,901,939 additional shares reserved for issuance upon exercise of stock options under the Registrant’s 2000 Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2004 equal to 5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2003. Also includes 780,387 additional shares available for issuance under the Registrant’s 2000 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2004 equal to 1% of the total outstanding shares of the Registrant’s common stock as of December 31, 2003. Shares issuable upon exercise of stock options under the Registrant’s 2000 Equity Incentive Plan, and shares available for issuance under the Registrant’s 2000 Employee Stock Purchase Plan, were originally registered on a Registration Statement on Form S-8 (File No. 333-43828) filed on August 15, 2000 (the “Original Form S-8 Registration Statement”). Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall cover any additional shares of common stock which become issuable under the Registrant’s 2000 Equity Incentive Plan or 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales prices for the Registrant’s common stock as reported on the Nasdaq National Market on February 24, 2004.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 3,901,939 shares under the Registrant’s 2000 Equity Incentive Plan, and an additional 780,387 shares under the Registrant’s 2000 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003.

(e)	The Registrant’s Current Report on Form 8-K, filed on September 11, 2003.

(f)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 21, 2000 under Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Fenwick & West LLP, Mountain View, California, will pass upon the validity of the shares of common stock offered hereby. Fenwick & West LLP owns 12,255 shares of our common stock.

ITEM 8.	EXHIBITS.

Exhibit Number	Exhibit Title
4.01	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1, File No. 333-30556 (the “Form S-1”))

4.02	Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Form S-1)

4.03	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1)

4.04	Investors Rights Agreement dated September 28, 1999, as amended (incorporated herein by reference to Exhibit 4.2 to the Form S-1)

4.05	Amendment No. 2 to Investors Rights Agreement dated March 21, 2000 (incorporated herein by reference to Exhibit 4.3 to the Form S-1)

4.06	Amendment No. 3 to Investors Rights Agreement dated May 19, 2000 (incorporated herein by reference to Exhibit 4.4 to the Form S-1)

4.07	Amendment No. 4 to Investors Rights Agreement dated June 22, 2000 (incorporated herein by reference to Exhibit 4.5 to the Form S-1)

4.08	Amendment No. 5 to Investors Rights Agreement dated January 28, 2003 (incorporated herein by reference to Exhibit 4.15 to the Registrant’s registration statement on Form S-3, File No. 333-102813)

4.09	Registrant’s 2000 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Form S-1)

4.10	Registrant’s 2000 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4 to the Form S-1)

5.01	Opinion of Fenwick & West LLP

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02	Consent of PricewaterhouseCoopers LLP

24.01	Power of Attorney (see signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 25th day of February, 2004.

LEXAR MEDIA, INC.

By:	/s/ BRIAN T. MCGEE

Brian T. McGee Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Eric B. Stang, Brian T. McGee and Eric S. Whitaker, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ERIC B. STANG Eric B. Stang	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 25, 2004

/s/ BRIAN T. MCGEE Brian T. McGee	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2004

/s/ PETRO ESTAKHRI Petro Estakhri	Chief Technology Officer, Executive Vice President, Engineering and Director	February 25, 2004

/s/ WILLIAM T. DODDS William T. Dodds	Director	February 25, 2004

/s/ ROBERT C. HINCKLEY Robert C. Hinckley	Director	February 25, 2004

/s/ BRIAN D. JACOBS Brian D. Jacobs	Director	February 25, 2004

/s/ JOHN A. ROLLWAGEN John A. Rollwagen	Director	February 25, 2004

/s/ MARY TRIPSAS Mary Tripsas	Director	February 25, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02	Consent of PricewaterhouseCoopers LLP

24.01	Power of Attorney (see signature page)